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                                                                     EXHIBIT 5.1







                                December 4, 2001




BioMarin Pharmaceutical Inc.
371 Bel Marin Keys Boulevard, Suite 210
Novato, CA 94949

      Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

            We are furnishing this opinion of counsel to BioMarin Pharmaceutical Inc., a Delaware corporation (the "Company"), for filing as Exhibit 5.1 to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the sale and issuance of up to 6,900,000 shares (the "Shares") of the Company's Common Stock, $.001 par value per share ("Common Stock").

            In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Company's Amended and Restated Certificate of Incorporation, the Company's Restated Bylaws, and the originals or copies certified to our satisfaction of such documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. We have also assumed that, at the time the Shares are issued, the Company will have sufficient authorized and unissued shares of Common Stock.

            On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and paid for in accordance with the Registration Statement, will be validly issued, fully paid, and nonassessable.

            We express no opinion with respect to the applicability or effect of the laws of any jurisdiction other than the Delaware General Corporation Law, as in effect as of the date hereof.

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BioMarin Pharmaceutical Inc.
December 4, 2001
Page 2


            We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm or other entity for any purpose, without our prior written consent.

                                       Very truly yours,




                             /s/ Paul, Hastings, Janofsky & Walker LLP
                               PAUL, HASTINGS, JANOFSKY & WALKER LLP